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                                   EXHIBIT 21

SUBSIDIARIES

FOREIGN SUBSIDIARIES

Compania Sherwin-Williams, S.A. de C.V.*
Distribuidora Excelo, S.A. de C.V.
Industria Quimica Elgin Ltda.
Lazzuril Tintas S/A Corporation
Pinturas Excelo, S.A. de C.V.
Productos Quimicos y Pinturas, S.A. de C.V.
Proquipsa, S.A. de C.V.
Quetzal Pinturas, S.A. de C.V.
Sherwin-Williams Argentina I.y C.S.A.*
Sherwin-Williams do Brasil Industria e Comercio Ltda.
Sherwin-Williams Canada Inc.
Sherwin-Williams Cayman Islands Limited*
Sherwin-Williams Chile S.A.*
Sherwin-Williams Foreign Sales Corporation Limited
Sherwin-Williams (Caribbean) N.V.
Sherwin-Williams (West Indies) Limited
The Sherwin-Williams Company Resources Limited
147926 Canada Inc.

UNITED STATES SUBSIDIARIES

Contract Transportation Systems Co.
DIMC, Inc.
Dupli-Color Products Company
INCO International Company
Rubberset Company
Sherwin-Williams Automotive Finishes Corp.
Sherwin-Williams Diversified Brands, Inc.
SWIMC, Inc.
The Sherwin-Williams Acceptance Corporation

*Unconsolidated

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